UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2006

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-878-5865

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2006, the Human Resources Committee of the Company’s Board of Directors approved incentive compensation awards in the form of cash bonuses to be paid under the Company’s Performance-Based Compensation Policy to the Company’s chief executive officer and the five next highest paid executive officers for the year ended December 31, 2005. The following table shows the amount of these awards, together with the base salaries for these executive officers effective March 5, 2006, as determined by the Committee on February 28, 2006.

	Cash Bonus	Base Salary
Richard M. Kovacevich	$7,000,000	$995,000
John G. Stumpf	4,000,000	700,000
David A. Hoyt	3,300,000	600,000
Mark C. Oman	3,300,000	600,000
Howard I. Atkins	3,000,000	600,000
Carrie L. Tolstedt	2,125,000	475,000

Also on February 28, 2006, the Committee approved grants of stock options to these executive officers pursuant to the Company’s Long-Term Incentive Compensation Plan and the form of Non-Qualified Stock Option Agreement filed as Exhibit 10(a) to this report and incorporated herein by this reference, as follows: Mr. Kovacevich – 903,230 shares; Mr. Stumpf – 387,100 shares; Mr. Hoyt – 354,840 shares; Mr. Oman – 354,840 shares; Mr. Atkins – 290,330 shares; and Ms. Tolstedt – 225,810 shares. The exercise price of the stock options is $64.49 per share, the closing price of the Company’s common stock on February 27, 2006.

Item 1.02 Termination of a Material Definitive Agreement.

Richard M. Kovacevich, chairman and chief executive officer, and the Company were parties to an agreement dated March 18, 1991, as amended effective January 1, 1995 (the “Agreement”), which entitled Mr. Kovacevich to receive certain severance payments and benefits from the Company if his employment was terminated by the Company for a reason other than for cause or if his job duties were substantially reduced and he resigned within 90 days thereafter. These severance provisions were agreed to by the parties in connection with Mr. Kovacevich’s initial employment by the Company in 1986. At Mr. Kovacevich’s request, the parties mutually agreed to cancel the Agreement pursuant to a Cancellation Agreement effective as of February 28, 2006. Under the Cancellation Agreement, neither the Company nor Mr. Kovacevich has any further rights, obligations or liabilities to the other under the Agreement. Nothing in the Cancellation Agreement, however, affects or changes in any way Mr. Kovacevich’s right to receive salary continuation pay or other compensation and benefits pursuant to the Company’s Salary Continuation Pay Plan or as may be approved at the time by the Company’s Board of Directors. The Cancellation Agreement is filed as Exhibit 10(b) to this report and is incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2006, the Company’s Board of Directors elected Nicholas G. Moore a director of the Company. Mr. Moore has not yet been appointed to any committees of the Board but is expected to be appointed to the Board’s Finance and Audit and Examination Committees in April 2006 when the Board will appoint all committees for the following year. Mr. Moore is the retired global chairman of PricewaterhouseCoopers, a professional services firm. The Company’s press release announcing Mr. Moore’s election to the Board is furnished with this report as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10(a)	Form of Non-Qualified Stock Option Agreement for February 28, 2006 grants to executive officers, filed herewith.

10(b)	Cancellation Agreement, effective as of February 28, 2006, by and between the Company and Richard M. Kovacevich, filed herewith.

99	Press Release, dated February 28, 2006, announcing the election of Nicholas G. Moore to the Company’s Board of Directors, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 6, 2006	WELLS FARGO & COMPANY

	By:	/s/ Avid Modjtabai
Avid Modjtabai
Executive Vice President